UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 30, 2015
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of DLH Holdings Corp. filed on April 3, 2015 (the “Original Form 8-K”). This Form 8-K/A is being filed to include an executed signature page to the Original Form 8-K which was inadvertently omitted from the original filing and to correct a typographical error in the exhibit index in the Original Form 8-K. This Form 8-K/A is only being filed to correct such errors and does not modify or update any other disclosures contained in the Original Form 8-K.

Item 8.01	Other Events.

As previously reported, during the fiscal year ended September 30, 2008, DLH Holdings Corp. (the “Company”) accrued salaries and benefits of $10.1 million related to the estimated resolution of retroactive payment cases asserted by the Department of Labor (“DOL”). During the same period, the Company recognized revenues of $10.8 million related to expected recovery of these costs, plus estimated indirect costs, under contractual arrangements with the Department of Veterans Affairs (“DVA”). At December 31, 2014 and September 30, 2014, the amount of the remaining accounts receivable with the DVA approximated $9.3 million and accrued liabilities for salaries to employees and related benefits totaled $8.7 million. The $9.3 million in accounts receivable was unbilled to the DVA at December 31, 2014 and September 30, 2014.

In September 2014, we submitted a claim to the DVA seeking a final determination and resolution of this matter. We have recently been advised that the DOL will not take further action with respect to the retroactive payment cases and that it will not object to the DVA’s resolution of this matter with the Company. As a result, we will not have any obligation for the payment of these accrued salaries and benefits. Because no retroactive wage payments will be required, we will not have any contractual recovery of costs from the DVA. Accordingly, in order to resolve this contingency, on March 30, 2015, we entered into a mutual release of claims with the DVA, pursuant to which both parties agreed to fully release each other from any and all claims arising pursuant to this matter.

As a result of the closure of this issue, as a part of our reporting for the quarter ended March 31, 2015, we will remove the accruals of estimated revenue and expense which were recorded in the year ended September 30, 2008. Further, as shown in the table below, we anticipate reporting a net non-cash charge to our earnings of approximately $600,000 for the fiscal quarter ended March 31, 2015 relating to the net expense resulting from the resolution of this matter. The net expense related to this issue is non-cash and not related to income from current operations. The pre-tax impact of these adjustments to our Consolidated Statement of Income is summarized as:

(in thousands)
Reduction of accounts receivable related to retroactive payment claim          (9,306)
Reduction of accrued payroll related to retroactive wage and benefit payments         8,677
Net other (expense)                                 (629)

The unaudited pro forma financial information attached as Exhibit 99.1 to this Current Report on Form 8-K reflects the impact of this event to our Consolidated Balance Sheet as of September 30, 2014, the comparable period for balance sheets in the current fiscal year reporting periods.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this Current Report on Form 8-K are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or our actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the company will be achieved. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

99.1	Pro-forma Consolidated Balance Sheet as of September 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer
Date: April 3, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro-forma Consolidated Balance Sheet as of September 30, 2014